Exhibit 10.3

Implementation Agreement on the State University of New York (SUNY) 1+3 Program

Party A: New Oriental Education & Tech Group GuangZhou Branch

Party B: American Education Center Inc.

Through friendly negotiation, Part A and Part B agree to conclude the contract on the terms and conditions as set forth below:

I. Parties of the Agreement

1. Party A, a private educational services provider which is approved by the Bureau of civil administration of Yuexiu district, Guangzhou City, Guangdong Province, is to enter into a corporate agreement with Party B. Part A will set up classroom and other education facilities for the State University of New York (SUNY) 1+3 Program provided by Part B.

2. Party B, an international education service provider approved by U.S. New York State Government, and authorized by Party A to assist students of Party A to be enrolled in the State University of New York (SUNY) 1+3 Program, including enrollment and academic credits and application process related formalities for students, as well as facilitation between Party A and SUNY.

II. Content

1.	In the first year of the program, students will have 16 credits pre-courses of SUNY (including IBT English-Improving Courses) started in September. SUNY will assign their Professors or entrust qualified Chinese Professors to Participate in the teaching work. Language test is required before attending to the United States. The pass of the ESL Admission test, approved by AEC, can still meet the admission qualification of part of the SUNY universities, even without IBT or IELTS scores. Credits earned for the first year will be recognized and transferred into SUNY system. After fulfill the rest credits required, students will be awarded Bachelor Degree at SUNY. Transferring to other US based universities is also available by the end of the second year of the program.

2.	Every single SUNY 1+3 Program should include student enrollment, admission test, English-Improving courses, student registration, Chinese courses and the U.S. courses, administration management on education, Professors, and students, award of SUNY’s diploma of Bachelor’s degree, student transfer process, studentsF1 visa preparation, overseas service, and so on. Both Parties should corporate closely, share work, help each other, as well as complete every task in accordance with plan.

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III. Implementation Detail

1.The required Minimum Class Size: 10 people

2.Enrollment and Enrollment propaganda: As responsibility of Party A. The program enrolls eleven grade students who plan not to attend Chinese college entrance examination, high school graduates, and return students. When Party A requires Party B to attend or assist propaganda activities, for example, Party A may need SUNY’s Professors to present in the propaganda activities on July and August in 2015, Party B is supposed to provide assistance. The fee involved will be allocated through later negotiation.

3. Admission Test and IBT English-Improving: According to SUNY’s requirements, Party A should hold admission test, and set up the English Improving courses to qualified students who have enrolled in the program. Party B is responsible for coordinating with SUNY.

4. SUNY Enrollment Registration: Party B is supposed to prepare SUNY registration files for students who have earned high school diploma and passed IBT with a score equal or higher than 75. Party B is also supposed to coordinate and ensureevery student will have a SUNY registration ID.

5. Class Teaching: Both Parties are all responsible for teaching courses in the first year of the program. SUNY’s Professors or qualified Chinese Professors entrusted by SUNY are supposed to teach courses of 16 credit hours. Each program will have at least one SUNY’s Professors in teaching works.

6. Administration Management on Education: Education plan should be composed in strict accordance with SUNY’s requirement. Party A is responsible to supervise. If Party A requires, Party B should provide assistance.

7. Administration Management on Professors: Party A is responsible to supervise Professors from both sides (Chinese and the U.S.). If Party A requires, Party B should provide assistance. Party A is responsible to provide working and education facilities as well as necessary working permit from Chinese Government to Professors from the U.S. side. Party A should also provide assistance in processing of Visa and lodging of Party B, while flight ticket and subsistence charge should be paid by Party B.

8. Administration Management on Students: A responsibility of Party A.

9. Credit and SUNY Bachelor Diploma: Students who have passed all required exams and finished SUNY 1+3 Program will receive formal Credit Certification and formal Transcript issued by Party B’s related Chinese Institution, as well as Bachelor Diploma issued by SUNY. Party B is responsible to coordinate all the procedure.

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10. Transfer Application: Party B is responsible to prepare transfer application files for students who have earned enough SUNY credits. According to students’ IBT score and academic performance, students can transfer into any one of SUNY’s branch colleges to finish the second year of college.

11. Enrollment Registration, Visa, and Visa Preparation: Party A should provide one-to-one Visa guidance that best suited for each student. If Party A requires, Party B should provide assistance.

12. Overseas Service: Party B is supposed to provide consulting service for Visa, internship, and employment after students have arrived America.

IV. Tuition, Fees, Partnership, Income Allocation, Payment Method, Tax, and Refund

Part One Tuition

1. The tuition involved in SUNY 1+3 Program will be decided through anther negotiation between both Parties, while Party A is responsible to collect.

2. Income Allocation: Party Aclaim 55% of actual income (tuition collected after discount), and Party B 45%. Party A will put 10% of income into the corporation with Tieyi High School. Any income besides tuition will not be allocated to both Parties.

3. Payment method: Every year after enrolling students (before Sep 30th), Party A should wire transferentitled income of Party B.Part B will provide officially invoice to Party A within in five business days after receiving Part A’s remittance.

4. Both Party A and Party B are responsible for each tax payable.

5. Students drop out refund

1) Party B must comply with Party A’s drop out refund rules (Party B will depend on the Party A student’s refund proportion to return money.

2) Tuition fee is non-refundableafter the courses begin unless the students could provide evidence ofcritical illness (Medical Certificate required).

3) Except for student’s illness or giving up studying abroad, Party B promises to let students get offers from State University of New York when students finish one-year courses in China and satisfy SUNY’s academic requirement. If students cannot take courses in SUNY because their academic performance fails SUNY’s basic requirement or other reasons, tuition should be returnedby Party A and Party B proportionally. Also students can choose to restudy one year for free instead (new payment still need students to pay), then Party A and Party B response for the division of labor contract individually.

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PART TWO Related Transfer Costs

1. Transfer to State University of New York System:

1) Transfer cost: the cost depend on State University of New York official website and this cost is non-refundable.

2. Transfer to other U.S. universities System:

1) Transfer cost: the cost depend on U.S. university official website and is non-refundable.

2) Credit evaluation cost: Credit evaluation provided the third party is needed while transfer to other U.S. universities. The cost is based on officialprice of the third partyand is non-refundable.

3. Party A is responsibleother services except for the transfer service mentioned above. Party A charges for these services exclusively.

4. Other costs: Students pay for the costs to related organization such as IBT exam cost, passport cost, consulate visa and service cost, notary fee and so on.

V. The Term of Partnership

The contract shall come into effect as soon as it is duly signed by both parties and shall remain effective for two years. Extended contract could be signed by both Part A and Parted 3 months before the expiration.

VI. Contract Modify

If the contract needs any changes or revisions, Party A and Party B should negotiate together and give a Written Supplementary Agreement; Written Supplementary Agreement has the same force of law as this contract.

VII. The Contract Termination and Force Majeure

1. After the expiration of the agreement, the contract shall automatically terminate.

2. Because of Force Majeure or other unavoidable factors which are unforeseen, unavoidable or insurmountable, and which prevent total or partial performance by either of the Parties, the Party who suffers one of the above shall notify the counterpart without delay and provide details and valid supporting documents within thirty days. If the agreement has to terminate because of force majeure, neither party shall bear the economic responsibilities. In addition, both Parties shall make proper arrangements for participants of this UPP 1+3 program, and do their best to minimize the students’ loss.

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VIII. The determination and Compensation of Liability for Breach Contract

It shall be regarded as breach if any party cannot implement the agreement and perform its own duties or responsibilities in accordance with the time, manner and requirements stipulated.

1. If behaviors of the breach party cause the objective of the agreement not being realized or cause economic loss for the counterpart, the breach party shall bear the relevant compensation duties.

2. If the breach behavior or improper behavior of the breach party violates the legal rights or interests of the students in this education program, or the relevant legal rights or interests of related organizations in the society, or the laws or government decrees of PRC, the breach party shall undertake the related legal duties independently.

3. If the breach behavior or improper behavior of the breach party causes dispute with a third Party and involves the counterpart into the compensation affairs, the Party who has no fault shall have the right to request the breach party (or the party which has improper behaviors) to indemnify the relevant loss.

IX. Dispute Settlement

1. In the process of agreement implementation, notification of important matters by one Party to the other shall be based on the content of the confirmation letter.

2. Any dispute in the implementation of the agreement shall first be resolved through negotiation by the two Parties.

3. As to disputes which cannot be solved through negotiation, both sides may appeal to the Court in Guangzhou, China.

4. The contract is applicable to the law in the People's Republic of China.

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X. Others

1. If any party of the contract finds any commercial bribery behavior among staff, this party can report to the other side. Party A auditing and supervisory Department reporting phone number: 010-62605388; reporting email: wubijubao@xdf.cn; Party B reporting phone number: ________.

2. The contract has six pages and four copies in total. Party A and Party B shall hold two copies respectively and each copy has equal legal effects. The contract shall become effective as soon as it signed (stamp) by both parties.

Part A: New Oriental Education & Tech Group, GuangZhou Branch

Representative:	Erdi Zhao, Branch Representative______

Date:	August 13, 2014

Part B:	American Education Center

Representative:	Hinman Au, Chief Executive Officer

Date:	August 13, 2014

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